Exhibit 99.3

SPECIAL MEETING OF SHAREHOLDERS OF

LIMESTONE BANCORP, INC.

February 23, 2023

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at www.limestonebank.com under “Investor Relations.”

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

∎ 00030030300000000000	022323

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

			FOR	AGAINST	ABSTAIN
1.

Proposal to adopt and approve the Agreement and Plan of Merger dated as of October 24, 2022, by and between Peoples Bancorp Inc. and Limestone Bancorp, Inc., and the transactions contemplated thereby, including the merger of Limestone Bancorp, Inc. into Peoples Bancorp Inc.

			☐	☐	☐
			FOR	AGAINST	ABSTAIN
	2.	Proposal to approve, on an advisory basis, specified compensation that may be payable to the named executive officers of Limestone Bancorp, Inc. in connection with the merger.	☐	☐	☐
			FOR	AGAINST	ABSTAIN
3.

Proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to adopt and approve the Agreement and Plan of Merger.

			☐	☐	☐
4.

DISCRETIONARY AUTHORITY: The named proxies are authorized to vote with discretionary authority with respect to all other matters that may properly come before the meeting. The Board of Directors is not aware of any such matters.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: ∎

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

∎

☐                             ∎

REVOCABLE PROXY

LIMESTONE BANCORP, INC.

SPECIAL MEETING OF SHAREHOLDERS

2500 EASTPOINT PARKWAY

LOUISVILLE, KENTUCKY 40223

February 23, 2023, 9:00 A.M. Eastern Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

LIMESTONE BANCORP, INC.

The undersigned hereby appoints Phillip W. Barnhouse and John Michael Koehler, attorneys-in-fact and proxies, with full power of substitution, to attend the Special Meeting of Shareholders to be held on February 23, 2023, at 9:00 a.m. Eastern Time, and at any adjournments or postponements of the Special Meeting, and to vote as specified all shares of Limestone Bancorp, Inc. that the undersigned would be entitled to vote if personally present at the Special Meeting.

(Continued and to be signed on the reverse side)

∎ 1.1	14475 ∎